EXHIBIT 10.35


                                 PROMISSORY NOTE

                                  JULY 13, 2005

JERSEY CITY, NEW JERSEY                                              $500,000.00

FOR VALUE RECEIVED, the Company, CORD BLOOD AMERICA, INC., a Florida corporation (the "Company"), promises to pay CORNELL CAPITAL PARTNERS, LP (the "Lender") at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 or other address as the Lender shall specify in writing, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) pursuant to the following terms:

1. PAYMENTS. The Company shall repay this Promissory Note (the "Note") in two equal principal payments of Two Hundred Fifty Thousand Dollars ($250,000) each. The first principal payment shall be due and payable on the July 25, 2005 and the second principal payment shall be due and payable on August 1, 2005. This Note shall not bear interest unless and until there is an event of default.

2. FEES. The Company shall pay to Yorkville Advisors Management, LLC a commitment fee of one and one quarter percent (1.25%) of the total principal amount of this Promissory Note which shall be paid and deducted from the gross proceeds of this Promissory Note.

3. CANCELLATION OF NOTE. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus any accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

4. SEVERABILITY. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

5. EVENT OF DEFAULT. At the option of Lender, all sums advanced hereunder shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: (a) the Company's failure to pay in full any payment of principal under this Promissory Note within 7 days of the date when such payment of principal becomes due; (b) the commencement of any proceedings under any bankruptcy or insolvency laws, by or against the Company; or (c) an event of default under the Standby Equity Distribution Agreement between the Company and the Lender. Upon the occurrence of any event of default as defined herein, all sums outstanding under this Note shall thereupon immediately bear interest at the rate of twelve percent (12%) per annum, without notice to the Company and without any affirmative action or declaration on the part of Lender.

6. AMENDMENT AND WAIVER. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

7. SUCCESSORS. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

8. ASSIGNMENT. This Note shall not be directly or indirectly assignable or delegable by the Company. The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

9. NO STRICT CONSTRUCTION. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

10. FURTHER ASSURANCES. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

11. COSTS, INDEMNITIES AND EXPENSES. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

12. NO INCONSISTENT AGREEMENTS. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

13. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

14. WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

15. ENTIRE AGREEMENT. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

16. MAXIMUM INTEREST. The Company does not intend or expect to pay, nor does Lender intend or expect to charge, collect or accept, any interest greater than the highest legal rate of interest which may be charged under any applicable law. Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by Lender, and any such excess shall be credited by Lender to the balance hereof.

17. RIGHT OF PREPAYMENT. Principal may be prepaid in whole or in part at any time prior to the due date of a principal payment under this Note. There is no prepayment fee or penalty. Each prepayment of principal shall be applied against the payments last due under this Note. No partial prepayment of principal shall act to suspend, postpone or waive any regularly scheduled payment of principal under this Note.

18. GOVERNING LAW. This Promissory Note shall be construed and enforced according to the laws of the State of New Jersey, excluding all principles of choice of laws, conflict of laws or comity. Each person now or hereafter becoming obligated for the payment of the indebtedness evidenced hereby expressly consents to personal jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, in the event of any litigation in any way arising out of the loan evidenced hereby, or any property given as collateral for the loan.

         IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Promissory Note as of the date first written above.



                                  CORD BLOOD AMERICA, INC.


                                  By:
                                      ------------------------------------------
                                  Name: Matthew Schissler
                                  Title:    Chairman and Chief Executive Officer